Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10 of Alpine 3, Inc. of our report dated July 3, 2013, relating to the financial statements for the period from June 20 (inception) to June 30, 2013.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

July 3, 2013